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                                                                EXHIBIT 10.10

                                LEASE AGREEMENT

                               7200 Maryland Way
                              Brentwood, Tennessee


         ARTICLE 1.00:     BASIC LEASE TERMS

         1.01 PARTIES. This lease agreement ("Lease") is entered into by and between the following Lessor and Lessee:

         Graystone, LLC, a Tennessee limited liability company, hereafter called ("Lessor"), and the Bank of Nashville, hereafter called ("Lessee").

         1.02 LEASED PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises ("Leased Premises"):

         Approximately 4,000 rentable square feet located on the ground floor of the office building at 7200 Maryland Way, Brentwood, Tennessee, 37027 (the "Building") as indicated on the schematic drawings attached hereto as Exhibit "A", the Building being located on the site described on lot number 66, hereafter called (the Land"). The Land, Building, and other improvements and appurtenances developed by Lessor in connection with the Building are sometimes collectively referred to herein as (the "Property").

         1.03 TERM. Subject to and upon conditions set forth herein, the term of this Lease shall commence on the "completion date", which Lessor has estimated to be May 1, 1998, and shall terminated one hundred twenty days (120) months thereafter (the "terminated date"). The actual commencement date shall be the earlier of ninety (90) days from delivery of a "white box" shell space as defined in the attached Exhibit "A" or the issuance of a use and occupancy certificate by the appropriate regulatory authorities, thereby permitting use of the space by the Bank of Nashville.

         1.04 BASE RENT. "Base Rent" shall mean the annual amount of rent payable with respect to each lease year during the term of this Lease. The "Initial Base Rent" shall be as follows:

------------------------------------------------------------------------------------------
         RENTABLE SQUARE            BASE RENTAL          INITIAL BASE RENT       MONTHLY
           FEET (RSF)                  RATE                 (ANNUALLY)            RENT
------------------------------------------------------------------------------------------
             4,000                $20.00 Per RSF          $80,000.00           $6,666.67
------------------------------------------------------------------------------------------

         1.05     ADDRESSES.

                  Lessor's Address:                    Lessee's Address:

                  Graystone, LLC                       The Bank of Nashville
                  c/o William E. Connelly              401 Church Street
                  7200 Maryland Way                    Post Office Box 198986
                  Brentwood, TN  37027                 Nashville, TN  37219-8986

         1.06 PERMITTED USE. Lessee shall use the Leased Premises for general office purpose (which shall include without limitation banking, financial services, travel agency, insurance and annuities sales, administration and training, and any other uses that are permissible to a bank holding company or its subsidiaries, a savings and loan holding company or its subsidiaries, a bank, a savings bank or other financial institution), and for no other purposes. It is understood that Lessee may sublease, with the Lessor's permission, a certain portion of the Leased Premises to be used as a gourmet coffee shop. In such event other permitted uses shall include the sale of coffee,

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tea, soft drinks, pastries and other ready-to-eat foods. There shall not be any cooking or baking permitted in this space.


         ARTICLE 2.00:     RENT

         2.01 BASE RENT. Lessee agrees to pay the Base Rent for each lease year during the term of this Lease; in equal monthly installments in the amount of one-twelfth (1/12) of the Base Rent for such lease year, which monthly installments shall be payable to Lessor at the address shown above. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date during the term of this Lease; provided, if the commencement date or the completion date should be a date other than the first day of calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as additional rent, all other sums due under this Lease.

         2.02 ADDITIONAL RENT. Tenant shall pay, as additional rent, a Common Area Maintenance charge equal to Three and 05/100 Dollars ($3.05) per square foot of leased area. This additional rent in the amount of Twelve Thousand Two Hundred and 00/100 Dollars ($12,200.00) per annum shall be paid in monthly installments of One Thousand Sixteen and 67/100 dollars ($1,016.67) and shall be paid in conjunction with the above Base Rent

         2.03 RENEWAL OPTIONS. One the tenth (10th), the fifteenth (15th) and the twentieth (20th) anniversaries of the commencement date set forth in
Section 1.03 above, the Base Rent shall be adjusted to effect the following increases:


                  May 1, 2008:      Base Rent shall be increased to equal one
                                    hundred fifteen percent (115%) of the
                                    Initial Base Rent.

                  May 1, 2013:      Base Rent shall be increased to equal one
                                    hundred twenty percent (120%) of the
                                    Initial Base Rent.

                  May 1, 2018:      Base Rent shall be increased to equal one
                                    hundred twenty-five percent (125%) of the Initial Base Rent.

                  Common Area Maintenance: During the renewal option period the Common Area Maintenance charge shall be adjusted to reflect the following increases:

                  May 1, 2008:      Common Area Maintenance shall be increased
                                    to equal one hundred fifteen percent (115%) of the initial base Common Area Maintenance.

                  May 1, 2013:      Common Area Maintenance shall be increased
                                    to equal one hundred twenty (120%) of the initial base Common Area Maintenance.

                  May 1, 2018:      Common Area Maintenance shall be increased
                                    to equal one hundred twenty-five percent
                                    (125%) of the initial base Common Area
                                    Maintenance.

         2.04 UTILITIES. The Tenant agrees to pay all charges for installation and maintenance of telephone, electricity, gas and other utilities and services used by Tenant in its building, and Landlord agrees at all times to provide Tenant with access to such utilities. Tenant shall be responsible for any charges for the fire alarm system or security system, but Landlord shall be responsible for any "hook-up" fees or other charges incident to providing access initially to any utility.

         2.05 TENANT'S REPAIRS. Upon completion of construction and acceptance of the demised premises by Tenant, Tenant agrees during the initial term hereby granted and extension or renewal thereof, to perform all maintenance necessary to keep and maintain, including replacements (exclusive of HVAC systems), if necessary. The interior of the demised premises is to remain in good condition and all plumbing, lighting and HVAC units are to be repaired at the sole expense of Tenant at or before the end of the initial term of any extension or renewal thereof. Tenant shall have the benefit of all manufacturer's, installer's or other warranties in connection with


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the items to be maintained by it.  Landlord shall keep and maintain in good condition and repair the parking area, sidewalks and service areas on the demised premises, including sweeping, cleaning, lighting, snow and ice removal, if necessary, general repair and maintenance of all paved surfaces, repainting and re-striping, and maintenance of landscaped areas.

    2.06 CONSTRUCTION OF SHELL BUILDING. The Landlord, at its sole cost and expense, shall diligently proceed to construct a store building, parking area, sidewalks, service area and other improvements for use and occupancy by Tenant as shown on the site plan attached hereto marked Exhibit "A" and in conformity with the plans and specifications to be approved by both Landlord and Tenant. Said plans and specifications will be initialed by the parties hereto and when initialed shall constitute a part of this Lease. Said plans and specifications shall provide for a completed shell building, commonly referred to as a "white box". Tenant shall be given a dollar allowance to install basic ceiling tile and grid. Tenant shall furnish, install and connect, at its sole expense, its own interior tenant finishes including but not limited to walls, partitions, restroom finishes, carpeting, wall covering, interior doors, bank improvements and ATM installations, pneumatic tubing for two (2) drive-in teller windows as well as other bank improvements.

    2.07 SIGNS. Tenant may, with the prior approval of Landlord, which approval will not unreasonable be withheld, place, erect and maintain any sign on the exterior of the Building, which sign shall remain the property of Tenant and may be removed at any time during the term of this Lease, or any extension thereof, provided Tenant shall repair or reimburse Landlord for the costs of any damage to the building resulting from the installation or removal of such sign.

    It is agreed and understood that all signage design must meet all specifications and requirements of the approving regulatory agency.

    2.08 FIXTURES AND ALTERATIONS. The Tenant, at its own expense, shall have the right from time to time during the term of this Lease to make any interior alterations, additions and improvements or exterior alterations including doors and partitions, in and to the demised premises which it may deem necessary or desirable and which do not adversely affect the structural integrity thereof, but it shall make them in a good, workmanlike manner and in accordance with all valid requirements of municipal or other governmental authorities. This right of Tenant shall include the erection of interior partitions. All permanent structural improvements shall belong to the Landlord and become a part of the premises upon termination or expiration of this Lease.

    Tenant may construct and build or install in the premises any and all racks, counters, shelves and other fixtures and equipment of every kind and nature as may be necessary or desirable in the Tenant's business, which racks, counters, shelves and other fixtures and equipment shall at all times be and remain the property of the Tenant, and Tenant shall have the right to remove all or any part of the same from the premises at any time provided Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the premises resulting from the installation or removal of such items.

    2.09 THEFT OR BURGLARY. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the building.

    2.10 JANITORIAL. Landlord shall at all times keep the interior of the store building in a reasonable neat and orderly condition and shall keep the delivery areas of the building reasonably clean and free from rubbish and dirt. Five (5) days per week janitorial service, including vacuuming, dusting and trash pick-up, shall be provided by Landlord. Tenant will not make or suffer any waste of the demised premises or permit anything to be done in or upon the demised premises creating a nuisance thereon and Tenant further agrees to permit the Landlord or its agent at all reasonable times to enter upon the premises for the purpose of making repairs and for examining or showing the same to prospective purchasers.

    2.11 LATE PAYMENT CHARGE. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth (10th) day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by lessor on or before the tenth (10th) day of the month next following the month in which Lessee was invoiced, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owned under this Lease.


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    2.12    INCREASE IN INSURANCE PREMIUMS.  If an increase in any insurance premiums paid by Lessor for the building is caused by Lessee's use of the Leased Premises in a manner other than as set forth in Section 1.06, or if Lessee vacates the Leased Premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to lessor.

    2.13 HOLDING OVER. In the event that Lessee does not vacate the Leased Premises upon the expiration or termination of this Lease, Lessee shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as base rental for the period of such holdover an amount equal to one and 15/100 (1.15) times the rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease.
Lessee agrees to vacate and deliver the Leased Premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. Such notice shall be at least sixty
(60) days prior to said date to vacate. The rental payable during the holdover period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend the term of this Lease.

    ARTICLE 3.00:       OCCUPANCY AND USE

    3.01 USE. Lessee warrants and represents to Lessor that the Leased Premises shall be used and occupied only for the purpose as set forth in
Section 1.06. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Lessee shall not permit any operation which emits any offensive odor or matter which intrudes into other portions of the building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Lessor in its management of the building. Lessee shall neither permit any waste on the Leased premises nor allow the Leased Premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the building.

    3.02 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Lessee, at Lessee's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, signage, condition or occupancy of the Leased Premises. Lessee will comply with the rules and regulations of the building adopted by Lessor which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the building or the Leased Premises. All reasonable changes and amendments to the rules and regulations of the building will be sent to Lessee in writing and shall thereafter be carried out and observed by Lessee.

    3.03 WARRANTY OF POSSESSION. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease shall have possession of the Leased Premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee's use and enjoyment of the Leased Premises.

    3.04 INSPECTION. Lessee shall allow Lessor access to the Leased Premises at any time upon reasonable advance notice from Lessor, in order to inspect the Leased Premises, to show the Leased Premises to prospective purchasers or lessees, or to alter, improve or repair the Leased Premises or any other portion of the
Building. Lessee hereby waives any claim for damages for injury or inconvenience to, or interference with, Lessee's business, any loss of occupancy or use of the Leased Premises, and any other loss occasioned by Lessor's entering the Leased Premises under the terms of this section, except to the extent that such damage or loss is the result of the negligence or intentional misconduct of Lessor or its employees, agents or independent contractors.

    ARTICLE 4.00:       REPAIRS AND MAINTENANCE

    401     LESSOR REPAIRS. Lessor shall not be required to make any
improvements, replacements or repairs of any kind or character to the Leased Premises or the project during the term of this Lease except as are set forth in this section. Lessor shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, windows and other structures or equipment serving the leased premises.
Lessor's cost of maintain and repairing the item set forth in this section are subject


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to the additional rent provisions in Section 2.02. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction or rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

         4.02 LESSEE REPAIRS. Lessee shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the Leased Premises caused by any act or omission of Lessee or Lessee's agents, employees, invites, licensees or visitors; provided, however, if Lessee fails to make the repairs or replacements promptly, Lessor may, at its option, make the repairs or replacements, and the costs of such repairs or replacements shall be charged to Lessee as additional rent and shall become payable by Lessee with the payment of the rent next due hereunder.

         4.03 REQUEST FOR REPAIRS. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address in Section 1.05.

         4.04 LESSEE DAMAGES. Lessee shall not allow, due to its negligence, any damage to be committed on any portion of the Leased Premises or building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Leased Premises to Lessor in as good condition as existed at the commencement date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Lessee.

         ARTICLE 5.00:     ALTERATIONS AND IMPROVEMENTS

         5.01 LESSOR IMPROVEMENTS. Lessor shall complete the construction of the improvements to the Leased Premises in accordance with plans and specifications agreed to by Lessor and Lessee, which plans and specifications are made a part of this Lease by reference (the preliminary drawings and renderings are attached hereto as Exhibit "A" and shall be substituted by an executed copy of the final plans and specifications as soon as it shall be practical). Within seven (7) days of receipt of plans and specifications, Lessee shall execute a copy of the plans and specifications and, if applicable, change orders setting forth the amount of any costs to be borne by Lessee. In the event Lessee fails to execute the plans and specifications and change order within the seven (7) day period, Lessor may notify Lessee that the base rent shall commence on the completion date even though the improvements to be constructed by Lessor may not be complete. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Lessor and Lessee and shall constitute and amendment to this Lease.

         5.02 LESSEE IMPROVEMENTS. Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of Lessor, which consent may in the reasonable discretion of Lessor be denied. Any alterations, physical additions or improvements to the Leased Premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee.
This clause shall not apply to movable equipment or furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Lessor. Notwithstanding the foregoing, Lessee shall retain ownership of any ??? may remove from the Leased Premises at the end of the term hereof the following: any vault door, any automated teller machines, teller equipment, night drop boxes, drive-up lane equipment and alarm and surveillance camera systems installed in or about the Leased Premises.

         5.03 MECHANICS LIEN. Lessee will not permit any mechanic's or material man's lien(s) or other lien to be placed upon the Leased Premises or the building and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part thereof, nor as giving Lessee any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's, material man's or other lien against the Leased Premises. In the event any such lien is attached to the Leased Premises, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, obtain the release of or otherwise discharge the same. Any amount paid by Lessor for any of the aforesaid purposes shall be paid by Lessee to Lessor on demand as additional rent.


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         ARTICLE 6.00:     CASUALTY AND INSURANCE

         6.01 SUBSTANTIAL DESTRUCTION. If the Leased Premises should be totally destroyed by fire or other casualty, or if the Leased Premises should be damaged so that rebuilding cannot reasonably be completed within ninety (90) working days after the date of written notification by Lessee to Lessor of the destruction, by mutual agreement this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

         6.02 PARTIAL DESTRUCTION. If the Leased Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety (90) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the same condition in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act of negligence of Lessee, its agents, employees, invites, or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the Leased Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within ninety (90) working days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist.

         6.03     PROPERTY INSURANCE.

         A) Lessor shall at all times during the term of this Lease maintain a policy or policies of comprehensive general liability, fire and extended coverage insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company. Such fire and extended coverage insurance shall insure the building against all risk of direct physical loss in an amount equal to at least ninety percent (90%) of the full replacement cost of the building structure and its improvements as of the date of the loss; provided, Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any fixtures installed goods or supplies) of Lessee upon or within the Leased Premises, any fixtures installed or paid for by Lessee upon or within the Leased Premises, or any improvements which Lessee may construct on the Leased Premises. Lessee shall have no right in or claim to the proceeds of any policy of insurance maintained by Lessor even though the cost of such insurance is borne by Lessee as set forth in Article 2.00.

         B) Lessee shall, during the term of the Lease, at its sole expense, obtain and keep in force, with Lessee, Lessor, and the mortgagee(s) of Lessor, names as insureds, as their respective interest may appear, (1) comprehensive general liability insurance coverage, personal injury, bodily injury, broad form property damage, operations hazard, insurance in limits not less than Two Million and 00/100 Dollars ($2,000,000.00), and (2) fire and extended coverage insurance for Lessee's property (personal property, fixtures and leasehold improvements in excess of Lessor's tenant improvement allowance). Lessee shall furnish evidence satisfactory to Lessor of the maintenance of such insurance and shall obtain a written obligation on the part of each insurance company to notify Lessor at least ten (10) days prior to cancellation of such insurance.

         6.04 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the building of which the Leased Premises are a part, or personal property within the building, by reason of fire or the elements, regardless of cause of origin, including negligence of Lessor or Lessee and their agents, officers and employees. Lessor and Lessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

         6.05 HOLD HARMLESS. Lessor shall not be liable to Lessee or its employees, agents, invitees, licensees or visitors, or to any other person, and Lessee shall indemnify and hold Lessor harmless form and

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against any loss, damages, expenses (including reasonable attorney's fees) or claims arising out of, any injury to person or damage to property on the Leased Premises caused by (1) any act or omission of Lessee or its agents, servants, employees or independent contractors or of any other related person (other than Lessor and its agents, servants, employees and independent contractors) entering the Leased premises under the express or implied invitation of Lessee, or (2) improvements located on the Leased Premises becoming out of repair (except to the extent that such repairs are the responsibility of Lessor and lessor has failed to make, or diligently pursue, such repairs after notice from Lessee. Lessee shall not be liable to Lessor or its employees, agents, invitees, licensees or visitors, or to any other person, and Lessor shall indemnify and hold Lessee harmless from and against any loss, damages, expenses (including reasonable attorney's fees) or claims arising out of, any injury to person or damage to property on or about the Building caused by (1) any act or omission of Lessor or its agents, servants, employees or independent contractors or of any lessee or other person (other than Lessee and its agents, servants, employees and independent contractors) entering the building under the express or implied invitation of Lessor, or (2) improvements located in the Building becoming out of repair (except to the extent that such repairs are the responsibility of Lessee).

    ARTICLE 7.00:   CONDEMNATION

    7.01 SUBSTANTIAL TAKING. If all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises for the purpose for which it is then being used, the Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

    7.02 PARTIAL TAKING. If a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 7.01 above, Lessor shall at Lessor's sole risk and expense, restore and reconstruct the building and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

    ARTICLE 8.00:  ASSIGNMENT OR SUBLEASE

    8.01 LESSOR ASSIGNMENT. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment of all of its rights and obligations under this Lease shall operate to release lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

    8.02 LESSEE ASSIGNMENT Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, unless the proposed assignee has equal or greater financial capacity as Lessee, effective on the date of the signing of this Lease, and in no event shall any such assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased premises or any portion thereof without the prior written consent of Lessor. Notwithstanding the foregoing, Lessee may sublease all or any portion of the Leased Premises to any direct or indirect subsidiary of Lessee, or to any third party participating with Lessee or its affiliates in the performance of financial services, without the prior written consent of Lessor.

    8.03 CONDITIONS OF ASSIGNMENT. If Lessee desires to assign or sublet all or any part of the Leased premises, it shall so notify Lessor at least thirty
(30) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee shall provide Lessor with a copy of the proposed assignment or sublease and such information as Lessor might request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Lessor's receipt of Lessee's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Lessor shall have the following options: (1) cancel this Lease as to the Leased Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, or (1) refuse to consent to the proposed assignment or sublease, which refusal shall not be unreasonable and shall be deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Leased Premises for which the consent of Lessor is required under the preceding section are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease.

    8.04 SUBORDINATION. Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the building or project and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building or project. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the Leased Premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the Leased Premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage, if it be the Purchaser, as its Lessor, provided that Lessee's attornment shall be subject to the execution of a non-disturbance and attornment agreement by mortgagee providing, among over Wings, that so long as Lessee is current its obligations under this Lease, the Purchaser at foreclosure shall recognize the Lessee's right to tenancy of the premises. This agreement of Lessee to attorn upon demand of any mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee sale.

    8.05 ESTOPPEL CERTIFICATES. Lessee agrees to furnish, from time to time, within ten (10) days after receipt of a request from Lessor or Lessor's mortgagee, a statement certifying, if applicable, the following Lessee is in possession of the Leased Premises, the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee. Lessee's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligation under this Lease, and that Lessor has not received more than one (1) month's rent in advance.

    ARTICLE 9.00    LIENS

    9.01 LANDLORD'S LIEN. As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the Leased Premises. If Lessee abandons or vacates any substantial portion of the Leased Premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Lessor may enter upon the Leased Premises upon obtaining appropriate legal process, and take possession of all or my part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease. Any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

    9.02 UNIFORM COMMERCIAL CODE. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Leased Premises are situated.

Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, lien and interests in and to Lessee's property,now or hereafter located upon the Leased Premises, which may be granted a secured party, as that term is defined, under the Uniform Commercial code to secure to Lessor payment of all sums due and the full performance of all Lessee's covenants under this Lease. Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor's security interest under this Lease or lessor may file this Lease or a copy thereof as a financing statement. Unless otherwise provided by law and for the purpose of exercising any right pursuant to this section, Lessor and Lessee agree that reasonable notice shall be met if such notice is given by ten (10) days written notice, certified mail, return receipt requested, to Lessor or Lessee at the addresses specified herein.

    9.03 LESSEE IMPROVEMENTS. Notwithstanding any provision of this Lease to the contrary, any improvements to the Property made by Lessee (including but not limited to furniture, fixtures and/or equipment) and any business files and/or records of Lessee and/or Lessee's customers shall remain the sole property of Lessee and shall not be subject to any lien or security interest under this Article 9.00 or any other provision of this Lease.

    ARTICLE 10.00:    DEFAULT AND REMEDIES

    10.01 DEFAULT BY LESSEE. The following shall be deemed to be events of default by Lessee under this Lease: (1) Lessee shall fail to pay within ten
(10) days of its due date any installment of Base Rent, or within twenty (20) days of its due date any other payment required pursuant to this Lease; (2) Lessee shall abandon any substantial portion of the Leased Premises; (3) Lessee shall fail to comply with the term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Lessee; (4) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or
(5) Lessee shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Building and has not, within thirty
(30) days after the filing of such lien, (a) caused such lien to be removed, or
(b) filed with Lessor a bond in the amount of such lien and initiated procedures or negotiations to have such lien removed.

    10.02 REMEDIES FOR LESSEE'S DEFAULT. Upon the occurrence of any event set forth in this Lease, Lessor shall have the option to pursue any one or more of the remedies set forth herein without notice of demand:

    1) Lessor may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or part of the Leased premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Lessee and receive the rent directly by reason of the reletting. Lessee agrees to pay Lessor on demand and deficiency that may arise by reason of any reletting of the Leased Premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relet the Leased Premises, including but not limited to, remodeling and repair costs.

    2) Lessor may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Lease caused by the negligence of Lessor or otherwise.

    3) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to surrender the Leased Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or part of the Leased Premises without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this section, whether through inability to relet the Leased Premises on satisfactory terms or otherwise.

    4) Notwithstanding any provision of this lease to the contrary, Lessor acknowledges and agrees that Lessor's rights are subject to any and all rights granted by statute, regulation or otherwise, including but not limited to the right to affirm and to reject leases to the Federal Deposit Insurance Corporation (or its successors and assigns) and/or any other state or federal regulatory agency which supervises Lessee (or their successors and assigns). Further, Lessor agrees that Lessee's banking and financial services records that are covered by the Tennessee Bank Privacy Act may be removed by the Lessee at any time, even after default, termination, or other such condition. Lessor acknowledges and agrees that no term of this Lease is intended or designed as an authorization to violate any of the Lessee's software licenses. Further, Lessee may remove at any time any collateral pledged by customers of the Bank, the contents of any safe deposit boxes, and any property beneficially held for one or more of the Bank's customers.

    Notwithstanding any other remedy set forth in this Lease, in the event Lessor has made rent concessions of any type or character, or waived any base rent, and Lessee fails to take possession of the Leased Premises on the commencement or completion date or otherwise defaults at any tie during the term of this Lease, the rent concessions, including any waived base rent, shall be canceled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent shall not relieve Lessee of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under Section 2.02.

    Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing and delivering written notice of such termination to Lessee, and no other act or omission of Lessor shall be construed as a termination of this Lease.

    ARTICLE 11.00:   DEFINITIONS

    11.01 ABANDON. "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.

    11.02 ACT OF GOD OR FOR MAJEURE. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars insurrections and any other cause not reasonably within the control of Lessor and which by exercise of due diligence Lessor is unable wholly or in part, to prevent or overcome.

    11.03 BUILDING OR PROJECT. "Building" or "project" as used in this Lease means the building and/or project described in Section 1.02, including the Leaded Premises and the land upon which the building or project is situated.

    11.04  COMMENCEMENT DATE. "Commencement date" shall be the date set forth in
Section 1.03. The commencement date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession. The actual commencement date shall be the earlier of ninety (90) days from the delivery of a "white box" shell space as defined in the attached Exhibit "A" or the issuance of a use and occupancy certificate by the appropriate regulatory authorities, thereby permitting use of the space by The Bank of Nashville.

    11.05 COMPLETION DATE. "Completion date" shall be the date on which the improvements erected and to be erected upon the Leased Premises have been completed in accordance with the plans and specifications described in Section
6.00. The completion date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession. Lessor shall use its best efforts to establish the completion date as the date set forth in Section 1.03. Upon completion of construction, Lessee shall deliver to lessor a letter accepting the Leased Premises as suitable for the purposes for which they are let and the date of such letter shall constitute the commencement of the term of this Lease.

    11.06 SQUARE FEET. "Square feet" or "square foot" as used in this Lease includes the are a contained within the Leased Premises together with a common area percentage factor of the Leased Premises proportionate to the total building area.

     ARTICLE 12.00. MISCELLANEOUS

     12.01 WAIVER. Failure of lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

     12.02 ACT OF GOD. Neither party hereto shall be required to perform any covenant or obligation in the Lease, or be liable in damages to the other party, so long as the performance or non-performance of the covenant or obligation is delayed, caused, or prevented by an act of God or by force majeure and such performance of any covenant or obligation or liability for damages to the other party shall not be otherwise provided for by insurance or by other provisions of this Lease.

     12.03 ATTORNEY'S FEES. In the event either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the non-defaulting party places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Leased Premises, the defaulting party agrees to pay the non-defaulting party's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

     12.04 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the Leased Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

     12.05 RENT TAX. If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which tax is based set forth above.

     12.06 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

     12.07 NOTICE. All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth in Section 1.05.
All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth in Section 1.05, or at any other address within the United States as Lessee may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.05.

     12.08 SUBMISSION OF LEASE. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.

     12.09 CORPORATE AUTHORITY. If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the Leased Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessee.

     12.10 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     12.11 LESSOR'S LIABILITY. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgement against Lessor, such judgement shall be satisfied only out of the right, title and interest of Lessor in the building as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution against the property of Lessor nor any person or entity comprising Lessor other than its interest in the building as herein expressly provided.

     12.12 INDEMNITY. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claims arises by, through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee.

     12.13 LEASE COMMISSIONS. It is acknowledged and agreed that Laureate Realty Services, Inc., is the sole broker in this transaction and that they shall receive a cash-out commission equal to four percent (4%) of the gross value of the resulting Lease. All lease commission payments will be earned as of the date the Lease is signed and payable as of the date of possession, but in any event no later than _____________________. All fees will be paid by Landlord.

     12.14 ACCESS EASEMENT. It is agreed and understood that in conjunction with the site plan design an access easement, extending between Ward Circle and Athletic Club Maryland Farms, will be constructed. It is the intent of the Landlord to maintain this access easement to the Athletic Club Maryland Farms ad infinitum. However, there will be no assurance from the present owners of Athletic Club Maryland Farms or its successors that this access easement shall remain open to the Athletic Club Maryland Farms notwithstanding the efforts of the Landlord to keep this access easement open to the Athletic Club Maryland Farms.

     ARTICLE 13.00:  AMENDMENT AND LIMITATION OF WARRANTIES

     13.01 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

     13.02 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

     13.03 LIMITATION OF WARRANTIES. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

     ARTICLE 14.00:  OTHER PROVISIONS.

     14.01     SPECIAL STIPULATIONS.

     a) Drive-Through Lanes: In accordance with the site plan shown on Exhibit "C" attached hereto, the subject site can accommodate two (2) remote drive-through lanes in a manner which would allow for stacking of up to eight (8) cars. Final approval of the drive-through lanes must be obtained from the Brentwood Planning Commission.


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
         b) ON-SITE PARKING: With two (2) drive-through lanes, the subject site can accommodate approximately sixty-five (65) on-site parking spaces (Exhibit "C"). Of these sixty-five (65) on-site parking spaces, five (5) will be reserved for bank customers exclusively. The remaining sixty (60) spaces will be made available to all guests and invitees of the tenants of the building.

ARTICLE 15.00:    SIGNATURES


AGREED AND ACCEPTED, this 4th day of August, 1997


                                    LESSOR:

                                    GRAYSTONE, LLC


                                    By:  /s/ William E. Connelly
                                         ------------------------------------

                                    Its: Chief Manager
                                         ------------------------------------


                                    LESSEE:

                                    THE BANK OF NASHVILLE


                                    By:  /s/ Mack S. Linebaugh, Jr.
                                         ------------------------------------

                                    Its: President
                                         ------------------------------------


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